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Exhibit 99.7

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of common stock of Affordable Residential Communities Inc. ("ARC") pursuant to the rights offering described and provided for in ARC's Prospectus, dated [    •    ] (the "Prospectus"), hereby certifies to ARC and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Subscription Privilege, listing separately below such exercised Subscription Privilege (without identifying any such beneficial owner):

Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to the Subscription Privilege

1.
2.
3.
4.
5.
6.
7.
8.
9.
Provide the following information if applicable:

Depository Trust Company ("DTC") Participant Number
[PARTICIPANT]
By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)

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FORM OF NOMINEE HOLDER CERTIFICATION